Exhibit 99.1

Indoor Harvest Corp to Expand Internationally, Presents at the AVF Summit and Greentech 2016 in Amsterdam

Houston, Texas, June 13, 2016 — Indoor Harvest Corp (OTCQB:INQD), through its brand name Indoor Harvest®, is a full service, state of the art design-build engineering firm for the indoor and vertical farming industry. The company provides production platforms, mechanical systems and complete custom designed build outs for both greenhouse and building integrated agriculture grows. The Company is pleased to announce steps to expand operations internationally and will be presenting at the AVF Summit and Greentech 2016 in Amsterdam.

Indoor Harvest Corp's President John Choo will present and discuss topics related to the development side of vertical farm operations at the Association of Vertical Farming Summit today June 13th and will also be presenting at Greentech 2016, the largest Agtech Conference in Europe on Thursday, June 16th, in Amsterdam. During the weeklong visit, the Company will be meeting with potential clients, partners and investors. The Company is currently preparing to ship its first international order to a client in Poland and has projects pending in Germany and France.

"We're starting to build our presence in the European market, where interest in vertical farming is growing faster than in North America. We will also be meeting with partners and investors regarding entry into the European market through a jointly owned subsidiary operating out of France and Portugal, to take advantage of certain economic and technical resources, among other benefits. Mr. Choo will be working to finalize these agreements and hopefully we can make an announcement soon on our international expansion efforts and deal flow," stated Chad Sykes, CEO and founder of Indoor Harvest.

The Company's sales pipeline continues to expand rapidly with several elaborate turnkey project discussions in final stages of planning. The Company's client IGES Canada Ltd is currently working on finalizing hardware, engineering and economic needs for the multi year partnership. The first portfolio of facilities encompasses over 80,000 sq.ft of food production and will be spread across the US and Canada.

Consistent with the SEC’s April 2013 guidance on using social media outlets like Facebook and Twitter to make corporate disclosures and announce key information in compliance with Regulation FD, Indoor Harvest is alerting investors and other members of the general public that Indoor Harvest will provide weekly updates on operations and progress through its social media on Facebook, Twitter and Youtube. Investors, potential investors and individuals interested in our company are encouraged to keep informed by following us on Twitter, YouTube or Facebook.
Facebook: http://www.facebook.com/indoorharvest
Twitter: http://www.twitter.com/indoorharvest
Youtube: http://www.youtube.com/indoorharvest

ABOUT INDOOR HARVEST CORP

Indoor Harvest Corp, through its brand name Indoor Harvest®, is a full service, state of the art design-build engineering firm for the indoor farming industry. Providing production platforms and complete custom designed build outs for both greenhouse and building integrated agriculture (BIA) grows, tailored to the specific needs of virtually any cultivar. Our patent pending aeroponic fixtures are based upon a modular concept in which primary components are interchangeable. Visit our website at http://www.indoorharvest.com for more information about our Company.

FORWARD LOOKING STATEMENTS

This release contains certain “forward-looking statements” relating to the business of Indoor Harvest and its subsidiary companies, which can be identified by the use of forward-looking terminology such as “estimates,” “believes,” “anticipates,” “intends,” expects” and similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on Indoor Harvest’s current expectations and beliefs concerning future developments and their potential effects on Indoor Harvest. There can be no assurance that future developments affecting Indoor Harvest will be those anticipated by Indoor Harvest. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. Indoor Harvest undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contacts:
Indoor Harvest Corp
CEO, Mr. Chad Sykes
713-410-7903
ccsykes@indoorharvest.com